UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported):  March 9, 2012

USEC Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry Into a Material Definitive Agreement

On March 13, 2012, USEC Inc. (“USEC” or the “Company”) and its wholly owned subsidiary, United States Enrichment Corporation, entered into a Fourth Amended and Restated Revolving Credit Agreement with the lenders parties thereto, JPMorgan Chase Bank, N.A., as administrative and collateral agent, and the revolving joint book managers, revolving joint lead arrangers and other agents parties thereto (the “Amended and Restated Credit Agreement”). The Amended and Restated Credit Agreement amends and restates the Third Amended and Restated Credit Agreement dated as of October 8, 2010 by and among USEC, United States Enrichment Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative and collateral agent, and the joint book managers, joint lead arrangers and other agents parties thereto. The Amended and Restated Credit Agreement provides for a credit facility of up to $235.0 million that matures on May 31, 2013. The new credit facility includes a revolving credit facility of $150.0 million (including up to $75.0 million in letters of credit) and a term loan of $85.0 million. This replaces USEC’s existing $310.0 million credit facility (including a $85.0 million term loan), that had been scheduled to expire on May 31, 2012. Under the new credit facility, commencing December 3, 2012, the aggregate revolving commitments and term loan principal will be reduced by $5.0 million per month through the expiration of the credit facility.

As with the former facility, the new credit facility is secured by assets of USEC Inc. and its subsidiaries, excluding equity in, and assets of, subsidiaries created to carry out future commercial American Centrifuge activities. Borrowings under the new credit facility are subject to limitations based on established percentages of eligible accounts receivable and USEC-owned inventory pledged as collateral to the lenders. Available credit reflects the levels of qualifying assets at the end of the previous month less any borrowings or letters of credit.

The new term loan was funded as of March 13, 2012 and will bear interest, at USEC’s election, at either:

•
the sum of (1) the greater of (a) the JPMorgan Chase Bank prime rate, (b) the federal funds rate plus ½ of 1%, or (c) an adjusted 1-month LIBO Rate (with a floor of 2.0%) plus 1% plus (2) a margin of 7.25%; or

•	the adjusted LIBO Rate (with a floor of 2.0%) plus a margin of 9.0%.

The interest rate on outstanding borrowings under the new revolving credit facility is, at our election, either:

•
the sum of (1) the greater of (a) the JPMorgan Chase Bank prime rate, (b) the federal funds rate plus ½ of 1%, or (c) an adjusted 1-month LIBO Rate (with a floor of 2.0%) plus 1% plus (2) a margin of 2.75%, or

•	the sum of the adjusted LIBO Rate (with a floor of 2.0%) plus a margin of 4.5%.

If USEC has not terminated operations at the Paducah gaseous diffusion plant by June 30, 2012, and USEC’s gross profit for any three consecutive months thereafter is a loss, then commencing on the first date of such quarter and continuing for the remaining term of the new credit facility, the margin on the term loan will increase by 2.0% and the margin on the revolving loans will increase by 1.5%.

The new credit facility is available to finance working capital needs and general corporate purposes. The U.S. Department of Energy (“DOE”) has proposed a two-year cost share, research, development and demonstration (“RD&D”) program for the Company’s American Centrifuge project and USEC has been working with DOE and Congress for government funding for the RD&D program. The new credit facility imposes limitations and restrictions on USEC’s ability to invest in the American Centrifuge project as follows (which are tied to the RD&D program):

March, April and May 2012	Up to $15 million per month
June 2012 and beyond
Up to $1 million per month. If USEC enters into definitive agreements for the RD&D program then, from the later of June 1, 2012 or the date of such agreements, USEC can invest its 20% share of the costs under the RD&D program (up to $75 million) as long as the amount USEC has spent that is due to be reimbursed to USEC under the RD&D program does not exceed $50 million.

Exceptions
If USEC demobilizes the American Centrifuge project, USEC may pay the costs and expenses of such demobilization in accordance with a plan previously submitted to the agent for the lenders.

If, as part of DOE’s exercise or remedies under the RD&D program, USEC is required to transfer the American Centrifuge project or the RD&D program assets, in whole or in part, to DOE or its designee, USEC may spend as needed to maintain compliance with legal and regulatory requirements, but may not spend more than $5 million of proceeds of the revolving loans on such expenses.

USEC may not spend any proceeds of revolving loans on American Centrifuge expenses if a default or event of default has occurred.

The new revolving credit facility contains various reserve provisions that reduce available borrowings under the facility periodically including an availability block equal to $45.0 million. The other reserves under the revolving credit facility, such as availability reserves and borrowing base reserves, are customary for credit facilities of this type.

Subject to certain limited exceptions, USEC will be required at all times to prepay all amounts outstanding under the revolving credit agreement with the net proceeds of (i) any sale or transfer of assets, including in the ordinary course, of USEC and its subsidiaries, (ii) the sale or transfer of equity of USEC or its subsidiaries, (iii) the issuance of indebtedness of USEC or its subsidiaries or (iv) insurance proceeds from casualty events. In addition, certain proceeds, including from specified debt issuances and asset sales (including sales resulting from cessation of production at the Paducah gaseous diffusion plant or a demobilization of the American Centrifuge project), will permanently reduce the revolving loan commitments and prepay the term loan. Both the revolving credit facility and the term loan must be fully prepaid prior to any redemption of the Company’s Series B-1 preferred stock.

With certain exceptions, all funds of USEC and its subsidiaries will be subject to full cash dominion, meaning that they will be swept on a daily basis into an account with the administrative agent and will be used to pay outstanding loans and to cash collateralize outstanding letters of credit (if required) before they are available to USEC for use in its operations.

With limited allowances, the new credit facility includes a requirement to maintain a ratio of 1.75:1.0 of certain eligible collateral (less reserves) to the amount of the credit facility.  The new credit facility also includes various other customary operating and financial covenants, including restrictions on the incurrence and prepayment of other indebtedness, granting of liens, sales of assets, making of investments, and payment of dividends or other distributions. Failure to satisfy the covenants would constitute an event of default under the credit facility.

Default under, or failure to comply with the Company’s January 1994 contract with the Russian government entity known as OAO Techsnabexport (TENEX) to implement the Megatons to Megawatts program, the Company’s March 2011 commercial supply agreement with TENEX, the Company’s June 2002 agreement with DOE (other than the milestones related to deployment of the American Centrifuge project), the lease of the gaseous diffusion plants or any other material contract or agreement with DOE, or any exercise by DOE of its rights or remedies under the June 2002 agreement, would also be considered to be an event of default under the new credit facility if it would reasonably be expected to result in a material adverse effect on (i) USEC’s business, assets, operations or condition (taken as a whole), (ii) USEC’s ability to perform any of its obligations under the credit facility, (iii) the assets pledged as collateral under the credit facility; (iv) the rights or remedies under the credit facility of the lenders or J.P. Morgan as administrative agent; or (v) the lien or lien priority with respect to the collateral of J.P. Morgan as administrative agent. Under the new credit facility, the orderly shutdown of the Paducah gaseous diffusion plant, a demobilization of the American Centrifuge project or the exercise by the DOE of certain rights to require USEC to transfer to the DOE or its designee, the American Centrifuge project or all or any portion of property related to the American Centrifuge project, would not result in a material adverse effect.

Certain of the lenders (including JPMorgan Chase Bank, N.A. and Wells Fargo Capital Finance, LLC), as well as certain of their respective affiliates, have performed, or may in the future perform, for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, customary fees and expenses.

The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Credit Agreement filed as Exhibit 10.1 to this report and incorporated herein by reference.

As security for the obligations of the Company and its subsidiaries under the Amended and Restated Credit Agreement, the Company and certain subsidiaries of the Company entered into a Fourth Amended and Restated Omnibus Pledge and Security Agreement (the “Amended and Restated Security Agreement”) dated as of March 13, 2012 with JP Morgan Chase Bank, N.A., as administrative and collateral agent for the lenders named in the Amended and Restated Credit Agreement. Similar to the security granted in connection with the existing credit agreement, the administrative agent has been granted a first-priority lien on certain assets of the Company and its subsidiaries, primarily consisting of USEC-owned inventory, accounts receivable and equipment. The foregoing summary of the Amended and Restated Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Security Agreement filed as Exhibit 10.2 to this report and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry Into a Material Definitive Agreement” is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 9, 2012, the Company amended its Amended and Restated Bylaws. The amendment deletes Article VII, Section 5 (Legend on Indebtedness), which related to the potential inclusion of a legend on the Company’s indebtedness. The Company determined that such a legend was not required to be included on the Company’s indebtedness. The foregoing summary of the amendment is qualified in its entirety by reference to the text of the Company’s Amended and Restated Bylaws, as amended as described above, which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On March 13, 2012, the Company entered into an agreement with DOE by which DOE will acquire from USEC U.S. origin low enriched uranium (“LEU”) in exchange for the transfer of quantities of our depleted uranium (“tails”) to DOE. This enables USEC to release encumbered funds of approximately $44 million that were previously provided as financial assurance for the disposition of such depleted uranium. USEC expects that this LEU acquired by DOE could be returned to USEC as part of DOE’s cost share under the RD&D program if government funding is provided for the RD&D program in government fiscal year 2012.  However, if the RD&D program does not move forward, the LEU would not be returned to USEC, and DOE would not reimburse these American Centrifuge project costs.

Forward Looking Statements:

This current report on Form 8-K contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 – that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For USEC, particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include, but are not limited to: risks related to the ongoing transition of our business, including uncertainty regarding the continued operation of the Paducah gaseous diffusion plant beyond May 2012 and uncertainty regarding continued funding for the American Centrifuge project and the impact of decisions we may make in the near term on our business and prospects; the impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects;  the potential impacts of a decision to cease enrichment operations at Paducah; the outcome of ongoing discussions with DOE regarding the RD&D program, including uncertainty regarding the timing, amount and availability of funding for such RD&D program and the dependency of government funding on Congressional appropriations and the potential for us to make a decision at any time to further reduce spending and demobilize the project based on the timing and likelihood of an agreement with DOE and any government funding; the impact of any conditions that are placed on us or on the American Centrifuge project in connection with or as a condition to the RD&D program or other funding, including a restructuring of our role and investment in the project; limitations on our ability to provide any required cost sharing under the RD&D program; the ultimate success of efforts to obtain a DOE loan guarantee for the American Centrifuge project, including the ability through the RD&D program or otherwise to address the concerns raised by DOE with respect to the financial and project execution depth of the project, and the timing and terms thereof; the impact of actions we have taken or may take to reduce spending on the American Centrifuge project, including the potential loss of key suppliers and employees, and impacts to cost and schedule; the impact of delays in the American Centrifuge project and uncertainty regarding our ability to remobilize the project; the potential for DOE to seek to exercise its remedies under the June 2002 DOE-USEC agreement; our ability to extend, renew or replace our credit facility that matures on May 31, 2013 and the impact of a failure to timely renew on our ability to continue as a going concern; restrictions in our credit facility that may impact our operating and financial flexibility and spending on the American Centrifuge project; our ability to actively manage and enhance our liquidity and working capital and the potential adverse consequences of any actions taken on the long term value of our ongoing operations; changes in U.S. government priorities and the availability of government funding, including loan guarantees; and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and quarterly reports on Form 10-Q, which are available on our website at www.usec.com. We do not undertake to update our forward-looking statements except as required by law.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

Exhibit
Number                      Description

3.1	Amended and Restated Bylaws of USEC Inc., dated March 9, 2012.

10.1
Fourth Amended and Restated Credit Agreement dated as of March 13, 2012, among USEC Inc., United States Enrichment Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative and collateral agent, and the revolving joint book managers, revolving joint lead arrangers and other agents parties thereto.

10.2
Fourth Amended and Restated Pledge and Security Agreement, dated as of March 13, 2012, by USEC Inc., United States Enrichment Corporation and NAC International, Inc., in favor of JPMorgan Chase Bank, N.A., as administrative and collateral agent for the lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USEC Inc.

March 13, 2012	By:	/s/ John C. Barpoulis
John C. Barpoulis
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit
Number                       Description

3.1	Amended and Restated Bylaws of USEC Inc., dated March 9, 2012.

10.1
Fourth Amended and Restated Credit Agreement dated as of March 13, 2012, among USEC Inc., United States Enrichment Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative and collateral agent, and the revolving joint book managers, revolving joint lead arrangers and other agents parties thereto.

10.2
Fourth Amended and Restated Pledge and Security Agreement, dated as of March 13, 2012, by USEC Inc., United States Enrichment Corporation and NAC International, Inc., in favor of JPMorgan Chase Bank, N.A., as administrative and collateral agent for the lenders.